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                             DELTA AIR LINES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                FOR NINE MONTHS ENDED MARCH 31, 1996  AND 1995

                                                                      EXHIBIT 11

       (In millions except  per share amounts)

                                                       1996           1995
                                                      ------         ------
PRIMARY:

  Weighted average shares outstanding                    51             51
  Additional shares assuming
    exercise of stock options                            -              -
                                                     ------         ------
      Average shares outstanding as adjusted             51             51
                                                     ======         ======

  Income (loss) before cumulative effect of
    accounting changes                               $   (6)        $   43
  Preferred dividends series C                          (60)           (60)
  Preferred dividends series B                           (6)            (6)
                                                     ------         ------
  Income (loss) before cumulative effect of
    accounting changes attributable to primary
    shares                                              (72)           (23)
  Cumulative effect of accounting changes                -             114
                                                     ------         ------
  Net income (loss) attributable to primary shares   $  (72)        $   91
                                                     ======         ======

  Primary earnings (loss) per share before
    cumulative effect of accounting changes          $(1.39)        $(0.45)
  Cumulative effect of accounting changes                -            2.25
                                                     ------         ------
  Primary earnings (loss) per common share           $(1.39)        $ 1.80
                                                     ======         ======
FULLY DILUTED:

  Weighted average shares outstanding                    51             51
  Additional shares assuming:
   Conversion of series C convertible preferred stock    17             17
   Conversion of series B ESOP convertible
     preferred stock                                      3              2
   Conversion of 3.23% convertible subordinated
     notes                                               10             10
   Exercise of stock options                             -              -
                                                     ------         ------
      Average shares outstanding as adjusted             81             80
                                                     ======         ======

  Income (loss) before cumulative effect of
    accounting changes                               $   (6)        $   43
  Interest on 3.23% convertible subordinated
    notes net of taxes                                   21             23
  Additional required ESOP contribution assuming
    conversion of series B ESOP convertible
    preferred stock                                      (3)            (3)
                                                     ------         ------
  Income (loss) before cumulative effect of
    accounting changes                                   12             63
  Cumulative effect of accounting changes                -             114
                                                     ------         ------
  Net income (loss) attributable to fully
    diluted common shares                               $12           $177
                                                     ======         ======

  Fully diluted earnings (loss)  per common share
    before cumulative effect of accounting changes   $ 0.15 *       $ 0.79 *
  Cumulative effect of accounting changes                -            1.43
                                                     ------         ------
  Fully diluted earnings (loss) per common share     $ 0.15 *       $ 2.22 *
                                                     ======         ======
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- ------------
* Antidilutive

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